As filed with the Securities and Exchange Commission on August 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	94-3439569
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1331 Gemini Street

Suite 250

Houston, Texas 77058

(866) 660-8156

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin P. Cowart

Chief Executive Officer

Vertex Energy, Inc.

1331 Gemini Street, Suite 250

Houston, Texas 77058

(866) 660-8156

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies To: David M. Loev, Esq. John S. Gillies, Esq. The Loev Law Firm, PC 6300 West Loop South, Suite 280 Bellaire, Texas 77401 Telephone: (713) 524-4110

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 12, 2024

PRELIMINARY PROSPECTUS

3,077,263 Shares

Common Stock

This prospectus relates to the possible resale or other disposition, from time to time, of up to 3,077,263 shares of our common stock issuable upon exercise of warrants to purchase shares of Vertex Energy, Inc., which we refer to as the “Company”, “we” or “us”, by the selling stockholders named in this prospectus or in supplements to this prospectus. See “Selling Stockholders.” We are registering the applicable shares of our common stock to allow the selling stockholders, together with any additional selling stockholders listed in any applicable prospectus supplement, to sell the shares of common stock pursuant to the registration statement of which this prospectus forms a part. The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any shares of our common stock will be sold by any of the selling stockholders, and we cannot predict when or in what amounts any of the selling stockholders may sell any of our shares of common stock offered by this prospectus. The prices at which the selling stockholders may sell the shares of our common stock will be determined by prevailing market prices or at prices that may be obtained in negotiated transactions. We are filing the registration statement of which this prospectus is a part pursuant to contractual obligations that exist with the selling stockholders, as described in more detail in this prospectus under “Warrant Grants and Related Transactions.”

We are not selling any shares of our common stock under this prospectus, and prospectus supplement, and will not receive any proceeds from any sale or disposition by the selling stockholders of the shares of our common stock covered by this prospectus and any prospectus supplement. However, we will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock to the extent such warrants are exercised for cash. The selling stockholders may offer and sell the shares in a variety of transactions as described under the heading “Plan of Distribution”, including by them directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale. We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the selling stockholders or the prices at which such shares will be sold.

We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling expenses incurred by the selling stockholders, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by them.

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Our common stock trades on the Nasdaq Capital Market, or Nasdaq, under the symbol “VTNR.” On August 8, 2024, the last reported sale price of our common stock on Nasdaq was $0.4811 per share.

Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference herein as discussed in the “Risk Factors” section beginning on page 3 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS ____________, 2024

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell shares of common stock from time to time. Each time any selling stockholder not named herein sells shares of common stock under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus. To the extent that any statement that we or the selling stockholders make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, the statements made or incorporated by reference in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.

This prospectus relates to the resale by the selling stockholders listed in this prospectus of up to 3,077,263 shares of our common stock. We will not receive any proceeds from the resale of any of the shares by the selling stockholders. However, we will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock to the extent such warrants are exercised for cash. We have agreed to pay for the expenses related to the registration of the shares being offered by the selling stockholders.

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before making an investment decision.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporated herein by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We do not imply or represent by delivering this prospectus that Vertex Energy, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date, provided that we will amend or supplement this prospectus to disclose any material events which occur after the date of such prospectus to the extent required by applicable law.

In this prospectus, we may rely on and refer to information regarding the refining, re-refining, used oil and oil and gas industries in general from market research reports, analyst reports and other publicly available information. Although we believe that this information is reliable, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified any of it, or commissioned any of it. Some data is also based on our good faith estimates. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in, or incorporated by reference into, the “Risk Factors” section of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of our common stock. See “Plan of Distribution” for more information.

Please see the “Glossary” beginning on page 6 of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein (see “Incorporation of Certain Documents By Reference”), for a list of abbreviations and definitions used throughout this prospectus.

You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Registrant”, the “Company,” “Vertex” and “Vertex Energy” refer to Vertex Energy, Inc. and its consolidated subsidiaries. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section, as well as our historical financial statements and the notes thereto which are incorporated by reference in this prospectus.

Our Company

We are an energy transition company specializing in refining and marketing high-value conventional and lower-carbon alternative transportation fuels. We are engaged in operations across the petroleum value chain, including refining, collection, aggregation, transportation, storage and sales of aggregated feedstock and refined products to end-users.

Warrant Grant and Related Transactions

On June 25, 2024 and July 24, 2024, we granted warrants to purchase shares of common stock to the selling stockholders, who are lenders (or their affiliates) under the Loan and Security Agreement (as defined below under “Warrant Grants and Related Transactions”), and subsequent amendments thereto, which shares of common stock issuable upon exercise of such warrants are being registered in the registration statement of which this prospectus forms a part. See “Warrant Grants and Related Transactions”.

Corporate Information

We were formed as a Nevada corporation in May 2008. Our principal executive offices are located at 1331 Gemini Street, Suite 250, Houston, Texas 77058. Our telephone number is (866) 660-8156. We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings (reports, proxy and information statements, and other information) are available to the public over the Internet at the SEC’s website at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on the “Investor Relations,” “SEC Filings” page of our website at www.vertexenergy.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the Securities and Exchange Commission.

The Offering

Securities to be Offered by the Selling Stockholders	Up to 3,077,263 shares of our common stock issuable upon exercise of warrants.
Common Stock Outstanding Prior to this Offering	93,514,346 shares of our common stock
Common Stock to be Outstanding Immediately after this Offering, Assuming Cash Exercise of the Warrants	96,591,609 shares of our common stock
Use of Proceeds	All proceeds from the sale of the shares of common stock under this prospectus will be for the account of the selling stockholders. We will not receive any proceeds from the sale of our shares of common stock offered pursuant to this prospectus. However, we will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock to the extent such warrants are exercised for cash. See the section entitled “Use of Proceeds” in this prospectus.
Risk Factors	You should read the section entitled “Risk Factors” in this prospectus for a discussion of the risk factors to consider carefully before deciding to invest in shares of our common stock.
Nasdaq Capital Market Symbol	VTNR

The number of shares of our common stock shown as issued and outstanding in the table above is based on 93,514,346 shares of our common stock outstanding as of August 9, 2024 and excludes:

●	2,952,082 shares of our common stock issuable upon exercise of outstanding options, at a weighted average exercise price of $3.08 per share;

●	6,912,163 shares of our common stock issuable upon exercise of outstanding warrants (including the June 2024 Warrants and July 2024 Warrants (each as defined below)), at a weighted average exercise price of $1.76 per share; and

●	3,558,412 shares issuable upon conversion of outstanding 6.25% Convertible Senior Notes due 2027, at their maximum conversion rate;

●	5,023,533 shares of our common stock that are reserved for future issuance under our 2020 Equity Incentive Plan; and 1,440,106 shares of our common stock that are reserved for future issuance under our 2019 Equity Incentive Plan.

Risk Factors

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks described in the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein in their entirety, and those risk factors set forth below, together with the other information in this prospectus or any prospectus supplement and documents incorporated by reference in this prospectus or any prospectus supplement. The risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein, or below, occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

If the selling stockholders immediately exercise their warrants and sell their shares of our common stock included in the prospectus which forms a part of this registration statement, they could cause our common stock price to decline.

The sale and issuance of our common stock upon exercise of the June 2024 Warrants and July 2024 Warrants could have the effect of depressing the market price for our common stock, through dilution of earnings per share or otherwise. Once the registration statement, of which this prospectus is a part, is declared effective, all of the shares of common stock issuable upon exercise of the June 2024 Warrants and July 2024 Warrants will be available for resale in the public market. If the June 2024 Warrants and July 2024 Warrants are exercised by the holders thereof, and such shares are sold in the public market, such sales of our common stock could have the effect of depressing the market price for our common stock. In addition, future events and conditions could increase the dilution that is currently projected, including anti-dilution rights associated with such June 2024 Warrants and July 2024 Warrants. Any dilution of, or delay of any accretion to, our earnings per share could cause the price of shares of our common stock to decline or to grow at a reduced rate. These sales may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate to raise funds through future offerings of our common stock. Additionally, the exercise price of the July 2024 Warrants, $0.01 per share, is substantially less than the current trading prices of the Company’s common stock, which may incentivize the holders of such July 2024 Warrants to exercise such warrants and sell such underlying shares soon after the date this registration statement becomes effective.

We have established preferred stock which can be designated by the Board of Directors without shareholder approval.

We have 50 million shares of preferred stock authorized, of which no shares of preferred stock are issued and outstanding. Because the Board of Directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s shareholders (subject to applicable Nasdaq rules and requirements), shareholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. The issuance of shares of preferred stock or the rights associated therewith, could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have voting rights and/or other rights or preferences which could provide the preferred shareholders with substantial voting control over us and/or give those holders the power to prevent or cause a change in control, even if that change in control might benefit our shareholders. As a result, the issuance of shares of preferred stock may cause the value of our securities to decrease.

Our outstanding warrants have certain anti-dilutive rights, put and call rights upon the occurrence of a fundamental transaction, and include a limitation on the number of shares of common stock which may be issued upon exercise thereof without shareholder approval.

A total of 2.6 million outstanding warrants have a term through April 1, 2027; a total of 0.25 million outstanding warrants have a term through November 26, 2027; a total of 1.0 million outstanding warrants have a term through December 28, 2028, each of which have an exercise price of $3.00 per share, the June 2024 Warrants have a term through June 27, 2029, and an exercise price of $1.288 per share and the July 2024 Warrants have a term through July 24, 2029, and an exercise price of $0.01 per share. All of the warrants include weighted average anti-dilutive rights in the event any shares of common stock or other equity or equity equivalent securities payable in common stock are granted, issued or sold (or the Company enters into any agreement to grant, issue or sell), or in accordance with the terms of the warrant agreements evidencing such warrants, are deemed to have granted, issued or sold, in each case, at a price less than the exercise price, which automatically decreases the exercise price of the warrants upon the occurrence of such event, as described in greater detail in the warrant agreements, and increases the number of shares of common stock issuable upon exercise of the warrants, such that the aggregate exercise price of all outstanding warrants remains the same before and after any such dilutive event. Such anti-dilution rights, if triggered, could result in a significant decrease in the exercise price of the warrants combined with a significant increase in the number of shares of common stock issuable upon exercise thereof, which could result in significant dilution to existing shareholders.

Upon the occurrence of a fundamental transaction (as described in the warrant agreements) the warrant agreements (a) provide each holder a put right and (b) provide the Company with a call right in respect of the warrants. Upon the exercise of a put right by the holder or a call right by the Company, the Company is obligated to repurchase the warrants for the Black Scholes Value of the warrants repurchased, as calculated in the warrant agreements. Such Black Scholes value may be significant and the requirement to pay such amount may prohibit us from completing a transaction which would otherwise be accretive to shareholders or make such transaction more costly.

Additionally, upon effectiveness of the consummation of any transaction (including any merger or consolidation), in one or a series of related transactions, the result of which is that any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act), becomes the beneficial owner, directly or indirectly, of more than 33% of the Company’s common stock, measured by voting power rather than number of shares, units or the like, that results from a transaction (i) that on June 25, 2024, as relates to the June 2024 Warrants, or July 24, 2024, as relates to the July 2024 Warrants, is being considered by the Company (whether or not “probable”) and is known to the holders thereof and (ii) which involves the issuance by the Company of common stock or common stock equivalents, the number of shares of common stock issuable upon exercise of each outstanding June 2024 Warrant and July 2024 Warrant (as applicable) is to be proportionally adjusted such that the percentage of shares of common stock issuable upon exercise of the June 2024 Warrant and July 2024 Warrant (as applicable) (the Warrant Shares Percentage) immediately following the consummation of such transaction is equal to the Warrant Shares Percentage immediately prior to consummation of such transaction. Such rights may result in the holders of the June 2024 Warrants and July 2024 Warrants (as applicable) receiving significantly more shares upon exercise thereof than they would have otherwise and/or may result in significant dilution to existing stockholders.

The warrants also include cashless exercise rights. As a result, we may not receive any cash upon the exercise of the warrants.

We face significant penalties and damages in the event registration statements registering the resale of the shares of common stock issuable upon exercise of the outstanding June 2024 Warrants and July 2024 Warrants is not available for the sale of such shares.

In connection with the grant of June 2024 Warrants and July 2024 Warrants (each as defined below under “Warrant Grants and Related Transactions”) the Company and the holders of such warrants entered into a Registration Rights Agreement. Under the Registration Right Agreement, the Company agreed to use commercially reasonable efforts to file a registration statement with the SEC, for purposes of registering the resale of the shares of common stock issuable upon exercise of the June 2024 Warrants and July 2024 Warrants no later than August 23, 2024. The Company also agreed to use commercially reasonable efforts to cause the SEC to declare the Registration Statement effective as soon as practicable and no later than 45 days following the filing of the Registration Statement; provided, that such date is extended until 105 days after the filing date if the initial Registration Statement is reviewed by the staff of the Commission.

The Registration Rights Agreement also provides the holders of the June 2024 Warrants and July 2024 Warrants certain piggyback and demand registration rights (including pursuant to an underwritten offering, in the event the gross proceeds from such underwritten offering are expected to exceed $35 million).

If, subject to certain limited exceptions described in the Registration Rights Agreement, (i) the initial Registration Statement required to be filed pursuant to the Registration Rights Agreement is not filed on or prior to the required filing deadline (or without complying with the terms of the Registration Rights Agreement), provided that such initial Registration Statement was timely filed and did comply with the terms of the Registration Rights Agreement, (ii) a registration statement registering for resale all of the registrable securities is not declared effective by the Commission by the required effectiveness deadline, or (iii) during the period commencing on the effective date of the initial Registration Statement and ending on the earlier of the date when there are no registrable securities or the fifth anniversary of the effective date of the initial Registration Statement, a registration statement is not continuously effective to allow the sale of the shares underlying the June 2024 Warrants and July 2024 Warrants, for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days (which need not be consecutive) during any 12-month period, then, in addition to any other rights such holder of June 2024 Warrants and July 2024 Warrants may have under the Registration Rights Agreement or applicable law, (x) on the first such applicable default date, the Company shall pay to such holder of June 2024 Warrants and July 2024 Warrants an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the fair market value (such fair market value calculated as required under the Registration Rights Agreement) of the registrable securities held by such holder, and (y) on each monthly anniversary of such default date until all applicable defaults have been cured, shall pay the 1% Penalty, subject to a maximum penalty of 10% of the fair market value of the registrable securities held by each applicable holder of June 2024 Warrants and July 2024 Warrants (such fair market value calculated as required under the Registration Rights Agreement).

The Company has agreed, among other things, to indemnify the holders of the warrants and their affiliates with respect to certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the Registration Rights Agreement.

In the event the Registration Statement is not timely declared effective, suspended or terminated, or we otherwise fail to meet certain requirements set forth in the Registration Rights Agreement, we could be required to pay significant penalties which could adversely affect our cash flow and cause the value of our securities to decline in value.

Cautionary Note Regarding Forward-Looking Information

This prospectus and the documents or information incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, among others:

●	our need for additional funding, the availability of, and terms of, such funding, our ability to pay amounts due on such indebtedness, covenants of such indebtedness and security interests in connection therewith, and potential consequences of us not raising additional funding, including potential restructuring or bankruptcy;

●	risks associated with our outstanding indebtedness, including our outstanding Convertible Senior Notes and term loan, including amounts owed, restrictive covenants and security interests in connection therewith, and our ability to repay such debts and amounts due thereon (including interest) when due, and mandatory and special redemption provisions thereof, and conversion rights associated therewith, including dilution caused thereby (in connection with the Convertible Senior Notes);

●	security interests, guarantees and pledges associated with our outstanding Loan and Security Agreement and Supply and Offtake Agreement, and risks associated with such agreements in general;

●	risks associated with capital projects at our Mobile, Alabama refinery, including costs and cost overruns, timing, delays and unanticipated problems associated therewith;

●	health, safety, security and environment risks;

●	the level of competition in our industry and our ability to compete and our ability to respond to changes in our industry;

●	the loss of key personnel or failure to attract, integrate and retain additional personnel;

●	our ability to protect our intellectual property and not infringe on others’ intellectual property;

●	our ability to scale our business;

●	our ability to maintain supplier relationships and obtain adequate supplies of feedstocks;

●	our ability to obtain and retain customers;

●	our ability to produce our products at competitive rates;

●	our ability to execute our business strategy in a very competitive environment;

●	trends in, and the market for, the price of oil and gas and alternative energy sources;

●	our ability to maintain our relationships with Macquarie Energy North America Trading Inc., Shell, Matheson and Idemitsu;

●	the impact of competitive services and products;

●	our ability to complete and integrate future acquisitions;

●	our ability to maintain insurance;

●	pending and future litigation, potential adverse judgments and settlements in connection therewith, and resources expended in connection therewith;

●	rules and regulations making our operations more costly or restrictive;

●	changes in environmental and other laws and regulations and risks associated with such laws and regulations;

●	economic downturns both in the United States and globally;

●	risk of increased regulation of our operations and products;

●	negative publicity and public opposition to our operations;

●	disruptions in the infrastructure that we and our partners rely on;

●	an inability to identify attractive acquisition opportunities and successfully negotiate acquisition terms;

●	liabilities associated with acquired companies, assets or businesses;

●	interruptions at our facilities;

●	unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance, repairs, or upgrades;

●	our ability to acquire and construct new facilities;

●	prohibitions on borrowing and other covenants of our debt facilities;

●	our ability to effectively manage our growth;

●	decreases in global demand for, and the price of, oil;

●	repayment of and covenants in our future debt facilities;

●	changes in inflation and interest rates, the effects of war, and governmental responses thereto and possible recessions caused thereby;

●	risks associated with our hedging activities, or our failure to hedge production;

●	the volatility in the market price of compliance credits (primarily renewable identification numbers (RINs) needed to comply with the Renewable Fuel Standard (RFS)) under Renewable and Low-Carbon Fuel Programs and emission credits needed under other environmental emissions programs, the requirement for us to purchase RINs in the secondary market to the extent we do not generate sufficient RINs internally, and the timing of such required purchases, if any;

●	the lack of capital available on acceptable terms to finance our continued growth; and

●	other risk factors included under “Risk Factors” in our latest Annual Report on Form 10-K and Form 10-Q and set forth below, and/or incorporated by reference under “Risk Factors”, below.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “p lan,” “believe,” “p redict,” “envision,” “intend,” “will,” “continue,” “potential,” “should,” “confident,” “could” and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements included in and incorporated by reference in this prospectus which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained or incorporated by reference in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus, and any prospectus supplement and the documents incorporated therein, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus, or any prospectus supplement, or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under, and incorporated by reference into, “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, and any prospectus supplement and the documents incorporated therein, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference, or any prospectus supplement and the documents incorporated therein. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

You should read this prospectus and the documents that we reference in this prospectus, and any prospectus supplement and the documents incorporated therein, and those documents we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Warrant GrantS and Related Transactions

Amendment No. Six and Limited Consent to Loan and Security Agreement

On April 1, 2022, Vertex Refining Alabama LLC, a Delaware limited liability company (“Vertex Refining”) which is indirectly wholly-owned by the Company; the Company, as a guarantor; substantially all of the Company’s direct and indirect subsidiaries, as guarantors (together with the Company and certain direct or indirect subsidiaries of the Company which subsequently became guarantors, the “Guarantors”, and together with the Company and Vertex Refining, the “Loan Parties”); certain funds and accounts under management by BlackRock Financial Management, Inc. or its affiliates, as lenders (“BlackRock”), certain funds managed or advised by Whitebox Advisors, LLC, as lenders (“Whitebox”), certain funds managed by Highbridge Capital Management, LLC, as lenders (“Highbridge”), CrowdOut Capital LLC, as a lender (“CrowdOut Capital”), CrowdOut Credit Opportunities Fund LLC, as a lender (“CrowdOut Credit”); and Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent for the lenders (the “Agent”), entered into a Loan and Security Agreement. As used herein, “Lenders” refers to Blackrock, Whitebox, Highbridge, CrowdOut Capital and CrowdOut Credit, and the New Lender (defined below), which as of the date hereof comprise the current lenders under the Loan and Security Agreement and “June 2024 Term Loan Lenders” refers to Blackrock, Whitebox and Highbridge.

On June 25, 2024, the Loan Parties entered into an Amendment Number Six and Limited Consent to Loan and Security Agreement (“Amendment No. Six to Loan Agreement”), with the Lenders and the Agent, pursuant to which (a) the June 2024 Term Loan Lenders agreed to provide an additional term loan in the amount of $15 million (the “June 2024 Term Loan”); (b) the Lenders consented to permitting consolidated liquidity of the Loan Parties to be less than $25,000,000, but not less than $15,000,000, in each case, for any period of more than three consecutive business days prior to July 24, 2024; and (c) the Lenders consented to certain other amendments to the Loan and Security Agreement (as defined below) and the parties agreed to certain other mutually negotiated changes to the Loan and Security Agreement, including requiring Vertex Refining to provide the Lenders a weekly cash flow forecast and budget, and upon request of the Lenders, an aging report; to include a $10 million maximum expenditure cap in connection with catalyst assets; and to remove certain references to a prior renewables intermediation facility which has previously been terminated.

The proceeds of the June 2024 Term Loan could be used by the Company (i) for general corporate purposes, (ii) to pay certain fees and expenses associated with the closing of the transactions contemplated by the June 2024 Term Loan (the “June 2024 Fees and Expenses”), and (iii) to satisfy the interest and principal payments with respect to the Term Loan (as defined below) which prior to the effective date of Amendment No. Six to Loan Agreement would have been due on June 28, 2024, totaling approximately $11.2 million (the “June 28 Payment”).

The June 2024 Term Loan Lenders advanced Vertex Refining the June 2024 Term Loan (less the June 2024 Fees and Expenses and June 28 Payment) on June 27, 2024.

In connection with the June 2024 Term Loan, and as additional consideration to the June 2024 Term Loan Lenders providing the June 2024 Term Loan and for loaning funds to the Company in connection therewith, the Company granted warrants to purchase 500,000 shares of common stock of the Company to the June 2024 Term Loan Lenders, or affiliates thereof, providing the June 2024 Term Loan as discussed in greater detail below under “Warrant Agreements and Registration Rights Agreement”.

Amendment Number Seven to Loan and Security Agreement

On July 24, 2024, the Loan Parties entered into an Amendment Number Seven and Limited Consent to Loan and Security Agreement (“Amendment No. Seven to Loan Agreement”, and the Loan and Security Agreement as amended to date, the “Loan and Security Agreement”), with the Lenders (including a new lender, the “New Lender”)), and the Agent, pursuant to which (a) the New Lender agreed to provide a term loan in the amount of $20 million (the “July 2024 Loan”, and together with the existing term loans, the “Term Loan”), to provide additional liquidity to the Company; (b) the Lenders consented to permitting consolidated liquidity of the Loan Parties to be less than $25,000,000, but not less than $15,000,000, in each case, for any period of more than three consecutive business days prior to September 24, 2024; and (c) the Lenders consented to certain other amendments to the Loan and Security Agreement and the parties agreed to certain other mutually negotiated changes to the Loan and Security Agreement, each as discussed below.

Amendment No. Seven to the Loan Agreement (a) required the Company to appoint a Chief Restructuring Officer, which appointment was effective July 24, 2024, (b) includes additional information covenants with respect to cash flow and variance reporting unless the Company attains certain levels of consolidated liquidity, and (c) provides for additional events of default, including the failure to comply with the additional covenants noted above and failure to achieve certain milestones, including subject to certain levels of consolidated liquidity, the entry into a restructuring support agreement with the Lenders to effectuate a restructuring of the Company’s capital structure.

The proceeds of the July 2024 Loan can be used by the Company (i) for general corporate purposes, consistent with an approved forecast, and (ii) to pay certain fees and expenses associated with the closing of the transactions contemplated by the July 2024 Loan (the “July 2024 Fees and Expenses”).

The New Lender advanced Vertex Refining the July 2024 Loan (less the July 2024 Fees and Expenses) on July 25, 2024.

In connection with the July 2024 Term Loan, and as additional consideration to the Lenders in connection therewith, the Company granted warrants to purchase 2,577,263 shares of common stock of the Company to the Lenders, or affiliates thereof, as discussed in greater detail below under “Warrant Agreements and Registration Rights Agreement”.

Warrant Agreement and Registration Rights Agreement

In connection with the entry into the Amendment No. Six to Loan Agreement, and as a required term and condition thereof, on June 25, 2024, the Company granted warrants (the “June 2024 Warrants”) to purchase 500,000 shares of the Company’s common stock to the June 2024 Term Loan Lenders, or affiliates thereof, providing the June 2024 Term Loan.

In connection with the entry into the Amendment No. Seven to Loan Agreement, and as a required term and condition thereof, on July 24, 2024, the Company granted warrants (the “July 2024 Warrants” and together with the June 2024 Warrants, the “Warrants”) to purchase 2,577,263 shares of the Company’s common stock to the Lenders, or affiliates thereof.

The terms of the June 2024 Warrants and July 2024 Warrants are set forth in Warrant Agreements (the “Warrant Agreements”) entered into on June 25, 2024 and July 24, 2024, respectively, between the Company and Continental Stock Transfer & Trust Company as warrant agent.

The June 2024 Warrants and July 2024 Warrants have a five year term, through June 27, 2029 and July 24, 2029, respectively. The June 2024 Warrants have an $1.288 per share exercise price and the July 2024 Warrants have a $0.01 per share exercise price. Both the June 2024 Warrants and July 2024 Warrants include weighted average anti-dilutive rights in the event any shares of common stock or other equity or equity equivalent securities payable in common stock are granted, issued or sold (or the Company enters into any agreement to grant, issue or sell), or in accordance with the terms of the applicable Warrant Agreements, are deemed to have granted, issued or sold, subject to certain exceptions, in each case, at a price less than the applicable exercise price, which automatically decreases the exercise price of the June 2024 Warrants and July 2024 Warrants, upon the occurrence of such event, as described in greater detail in the Warrant Agreements, and increases the number of shares of common stock issuable upon exercise of the June 2024 Warrants and July 2024 Warrants, such that the aggregate exercise price of all June 2024 Warrants and July 2024 Warrants will remain the same before and after any such dilutive event. Until or unless the Company receives shareholder approval under applicable Nasdaq listing rules for the issuance of more than 19.9% of the Company’s outstanding shares of common stock on June 25, 2024 and July 24, 2024, pursuant to the exercise of June 2024 Warrants and July 24, 2024 (i.e., 18,609,355 shares of common stock, based on 93,514,346 shares of outstanding common stock on each such date) (the “Share Caps”), the Company may not issue more shares of common stock upon exercise of the June 2024 Warrants and July 2024 Warrants, separately, than the Share Cap, and is required to pay the holders of such warrants cash, based on the fair market value of any shares required to be issued upon exercise of the June 2024 Warrants and July 2024 Warrants, as applicable (as calculated in the Warrant Agreements), in excess of the Share Cap.

Upon the occurrence of a fundamental transaction (as described in the Warrant Agreements), the Warrant Agreements (a) provide each holder a put right and (b) provide the Company with a call right in respect of the June 2024 Warrants and July 2024 Warrants. Upon the exercise of a put right by the holder or a call right by the Company, the Company is obligated to repurchase the June 2024 Warrants and July 2024 Warrants for the Black Scholes Value of the June 2024 Warrants and July 2024 Warrants repurchased, as calculated in the Warrant Agreements. The June 2024 Warrants and July 2024 Warrants also include cashless exercise rights and a provision preventing a holder of the June 2024 Warrants and July 2024 Warrants from exercising any portion of their June 2024 Warrants and July 2024 Warrants if such holder (together with its Attribution Parties, as such term is defined in the Warrant Agreements) would beneficially own in excess of a specified percentage (as set forth in the Warrant Agreements) of the number of shares of Company common stock outstanding immediately after giving effect to the exercise, subject to certain rights of the holders to increase or decrease such percentage (provided that the percentage does not exceed 9.99%).

Additionally, upon effectiveness of the consummation of any transaction (including any merger or consolidation), in one or a series of related transactions, the result of which is that any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act), becomes the beneficial owner, directly or indirectly, of more than 33% of the Company’s common stock, measured by voting power rather than number of shares, units or the like, that results from a transaction (i) that on June 25, 2024 (as to the June 2024 Warrants), or July 24, 2024 (as to the July 2024 Warrants), is being considered by the Company (whether or not “probable”) and is known to the holders of the applicable warrants and (ii) which involves the issuance by the Company of common stock or common stock equivalents, the number of shares of common stock issuable upon exercise of each outstanding June 2024 Warrants and July 2024 Warrants (as applicable) is to be proportionally adjusted such that the percentage of shares of common stock issuable upon exercise of the June 2024 Warrants and July 2024 Warrants, as applicable (the “Warrant Shares Percentage”) immediately following the consummation of such transaction is equal to the Warrant Shares Percentage immediately prior to consummation of such transaction (the “Change of Control Adjustment Right”).

In connection with the grant of the June 2024 Warrants, the Company and the holders of the June 2024 Warrants entered into a Registration Rights Agreement dated June 25, 2024, which was replaced and superseded by the entry by the Company and the holders of the June 2024 Warrants and July 2024 Warrants into a Registration Rights Agreement dated July 24, 2024 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed to file a registration statement (the “Initial Registration Statement”) with the SEC as soon as reasonably practicable and in no event later than 30 days following July 24, 2024, (i.e., by August 23, 2024), for purposes of registering the resale of the shares of common stock issuable upon exercise of the June 2024 Warrants and July 2024 Warrants, and this prospectus forms a part of the Initial Registration Statement, which was timely filed. The Company also agreed to use commercially reasonable efforts to cause the SEC to declare the Registration Statement effective as soon as practicable and no later than 45 days following the filing of the Initial Registration Statement; provided, that such date is extended until 105 days after the filing date if the Initial Registration Statement is reviewed by the staff of the Commission. The Registration Rights Agreement also provides the holders of the June 2024 Warrants and July 2024 Warrants certain piggyback and demand registration rights (including pursuant to an underwritten offering, in the event the gross proceeds from such underwritten offering are expected to exceed $35 million).

If, subject to certain limited exceptions described in the Registration Rights Agreement, (i) the Initial Registration Statement required to be filed pursuant to the Registration Rights Agreement is not filed on or prior to the required filing deadline (or without complying with the terms of the Registration Rights Agreement), provided that such Initial Registration Statement was timely filed and did comply with the terms of the Registration Rights Agreement, (ii) a registration statement registering for resale all of the registrable securities is not declared effective by the Commission by the required effectiveness deadline, or (iii) during the period commencing on the effective date of the Initial Registration Statement and ending on the earlier of the date when there are no registrable securities or the fifth anniversary of the effective date of the Initial Registration Statement, a registration statement is not continuously effective to allow the sale of the shares underlying the June 2024 Warrants and July 2024 Warrants, for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days (which need not be consecutive) during any 12-month period, then, in addition to any other rights such holder of June 2024 Warrants and July 2024 Warrants may have under the Registration Rights Agreement or applicable law, (x) on the first such applicable default date, the Company shall pay to such holder of June 2024 Warrants and July 2024 Warrants an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the fair market value (such fair market value calculated as required under the Registration Rights Agreement) of the registrable securities held by such holder (the “1% Penalty”), and (y) on each monthly anniversary of such default date until all applicable defaults have been cured, shall pay the 1% Penalty, subject to a maximum penalty of 10% of the fair market value of the registrable securities held by each applicable holder of June 2024 Warrants and July 2024 Warrants (such fair market value calculated as required under the Registration Rights Agreement).

The Company has agreed, among other things, to indemnify the holders of the June 2024 Warrants and July 2024 Warrants and their affiliates with respect to certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the Registration Rights Agreement.

The registration statement of which this prospectus forms a part is the registration statement required pursuant to the terms of the Registration Rights Agreement, as amended, which was timely filed.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock issuable upon exercise of the Warrants by the selling stockholders from time to time pursuant to this prospectus. The proceeds from the offering are solely for the account of the selling stockholders. See “Selling Stockholders.

We will, however, receive proceeds in connection with the exercise of the Warrants (to the extent such warrants are exercised for cash). We plan to use such proceeds, if any, for general working capital. We have also agreed to bear all fees and expenses incident to our obligation to register the shares of our common stock being offered by this prospectus.

Selling Stockholders

The shares of common stock being offered by the selling stockholders are those previously issued and issuable to the selling stockholders upon exercise of the June 2024 Warrants and July 2024 Warrants. For additional information regarding the warrants, see “Warrant Grants and Related Transactions” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale or other disposition from time to time.

We have prepared this table based on information furnished to us by or on behalf of the selling stockholders. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Beneficial ownership is determined under Section 13(d) of the Exchange Act, and generally includes voting or investment power with respect to securities, including any securities that grant the selling stockholders the right to acquire common stock within 60 days of August 9, 2024 (the “Date of Determination”). We believe that the selling stockholders have sole voting and investment power with respect to all shares beneficially owned. To our knowledge, none of the selling stockholders are affiliated with a broker-dealer registered under the Exchange Act, except as set forth in the footnotes below.

The shares may be sold by the selling stockholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all shares offered by the selling stockholders in this prospectus. The selling stockholders may sell less than all of the shares listed in the table. In addition, the shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of shares the selling stockholders will sell under this prospectus.

The selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years, other than beneficial ownership of the shares described in the table below and as lenders or affiliates of lenders to a wholly-owned subsidiary of the Company, Vertex Refining, pursuant to the terms of the Loan and Security Agreement, as discussed above “Warrant Grants and Related Transactions”.

The selling stockholders have represented to us that they purchased the shares of common stock offered herein for their own account, for investment only and not with a view toward selling or distributing them in violation of the Securities Act, except in sales either registered under the Securities Act, or sales that are exempt from registration. In recognition of the fact that each of the selling stockholders, even though purchasing its shares for investment, may wish to be legally permitted to sell its shares when it deems appropriate, we agreed with the selling stockholders to file a registration statement to register the resale of the shares. Information regarding the selling stockholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part, if required.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. Our knowledge is based on information provided by the selling stockholders as of the Date of Determination.

The selling stockholders may have sold, transferred or otherwise disposed of some or all of the shares of our common stock listed below in exempt or registered transactions since the date on which the information below was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. We have assumed for purposes of the table below that the selling stockholders will sell all of the common stock being offered hereby pursuant to this prospectus.

Information about the selling stockholders may change from time to time, including by addition of additional selling stockholders, and if necessary, we will supplement this prospectus accordingly.

		Number of Shares of		Number of		Beneficial Ownership of
		Common Stock Beneficially		Shares of		Common Stock After this
		Owned Prior to this		Common		Offering (2)
		Offering (1)(2)		Stock
				Being
Name of Selling Stockholders		Number	Percentage	Offered		Number	Percentage
1992 Master Fund Co-Invest SPC – Series 4 Segregated Portfolio	(a)	32,746	*	14,014	(3)	18,732	*
Black Rock Diversified Private Debt Holdings LP	(b)	891,558	*	378,144	(4)	513,414	*
CrowdOut Capital LLC	(c)	83,495	*	43,495	(5)	40,000	*
CrowdOut Credit Opportunities Fund LLC	(d)	147,486	*	100,730	(6)	46,756	*
GCO II Fund A (Investment), L.P.	(b)	1,813,287	1.9%	765,586	(7)	1,047,701	1.1%
GCO II Fund B (Investment 2), L.P.	(b)	1,023,986	1.1%	468,681	(8)	555,305	*
Highbridge SCF II Special Situations SPV, L.P.	(a)	143,822	*	61,547	(9)	82,275	*
Highbridge Tactical Credit Institutional Fund, Ltd.	(a)	178,785	*	64,577	(10)	114,208	*
Highbridge Tactical Credit Master Fund, L.P.	(a)	759,354	*	278,112	(11)	481,242	*
Jennifer Straumins		226,904	*	226,904	(12)	—	—
Pandora Select Partners, LP	(e)	53,473	*	21,300	(13)	32,173	*
Whitebox GT Fund, LP	(e)	77,094	*	36,597	(14)	40,497	*
Whitebox Multi-Strategy Partners, LP	(e)	830,936	*	388,844	(15)	442,092	*
Whitebox Relative Value Partners, LP	(e)	469,237	*	228,732	(16)	240,505	*
				3,077,263

*	Less than 1%.
(1)	“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is as of the Date of Determination, and the percentage is based upon 93,514,346 shares of our common stock outstanding as of the Date of Determination.
(2)	Assumes for purposes of the “Beneficial Ownership of Common Stock After this Offering” that (i) all of the shares of common stock to be registered by the registration statement of which this prospectus is a part are sold in this offering and (ii) the selling stockholders do not acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering. The registration of this offering of shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.
(3)	Includes 11,427 July 2024 Warrants and 2,587 June 2024 Warrants.
(4)	Includes 316,266 July 2024 Warrants and 61,878 June 2024 Warrants.
(5)	Includes 43,495 July 2024 Warrants.
(6)	Includes 100,730 July 2024 Warrants.
(7)	Includes 654,192 July 2024 Warrants and 111,394 June 2024 Warrants.
(8)	Includes 344,037 July 2024 Warrants and 124,644 June 2024 Warrants.
(9)	Includes 50,187 July 2024 Warrants and 11,360 June 2024 Warrants.
(10)	Includes 52,642 July 2024 Warrants and 11,935 June 2024 Warrants.
(11)	Includes 226,718 July 2024 Warrants and 51,394 June 2024 Warrants.
(12)	Includes 226,904 July 2024 Warrants.
(13)	Includes 17,364 July 2024 Warrants and 3,936 June 2024 Warrants.
(14)	Includes 29,835 July 2024 Warrants and 6,762 June 2024 Warrants.
(15)	Includes 316,997 July 2024 Warrants and 71,847 June 2024 Warrants.
(16)	Includes 186,469 July 2024 Warrants and 42,263 June 2024 Warrants.
(a)	Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Master Fund, L.P., 1992 Master Fund Co-Invest SPC – Series 4 Segregated Portfolio, Highbridge SCF II Special Situations SPV, L.P., and Highbridge Tactical Credit Institutional Fund, Ltd. Highbridge Tactical Credit Master Fund, L.P., 1992 Master Fund Co-Invest SPC – Series 4 Segregated Portfolio, Highbridge SCF II Special Situations SPV, L.P., and Highbridge Tactical Credit Institutional Fund, Ltd. each disclaim beneficial ownership over these securities.
(b)	The registered holders of the referenced shares are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: Black Rock Diversified Private Debt Holdings LP / GCO II Fund A (Investment), L.P./ GCO II Fund B (Investment 2), L.P. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.
(c)	Alexander Schoenbaum and Brian Gilmore, the Chief Executive Officer and President, respectively, of CrowdOut Capital LLC hold voting and dispositive power with respect to the securities held by CrowdOut Capital LLC and may be deemed to beneficially own such securities.
(d)	Alexander Schoenbaum and Brian Gilmore, the Chief Executive Officer and President, respectively, of CrowdOut Credit Opportunities Fund LLC holds voting and dispositive power with respect to the securities held by CrowdOut Credit Opportunities Fund LLC and may be deemed to beneficially own such securities.
(e)	Whitebox Advisors LLC is the investment manager of Pandora Select Partners, LP, Whitebox GT Fund, LP, Whitebox Multi-Strategy Partners, LP, and Whitebox Relative Value Partners, LP (collectively, the “Whitebox Funds”) and has the power to vote and dispose of the securities described in the table above as held by the Whitebox Funds. Whitebox Advisors LLC is owned by the following members: Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, Paul Roos, Simon Waxley and Blue Owl GP Stakes II (A), LP, a non-voting member, and such individuals and entity disclaim beneficial ownership of the securities described in the table above held by the Whitebox Funds, except to the extent of its or his direct or indirect economic interest in Whitebox Advisors LLC or the selling stockholder.

Plan of Distribution

We are registering shares of common stock issuable upon exercise of the June 2024 Warrants and July 2024 Warrants to permit the resale of these shares of common stock by the holders thereof and holders of the shares of common stock and June 2024 Warrants and July 2024 Warrants from time to time after the date of this prospectus. To the extent they are cash exercised, we will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock. Other than such exercise price, we will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Each selling stockholder of the shares of common stock and any of their donees, pledgees, assignees, transferees and other successors-in-interest may, from time to time, in one or more transactions on the Nasdaq Stock Market or any other organized market where our shares of common stock may be traded or in private transactions, sell any or all of their shares of common stock covered hereby through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. These sales may be at fixed or negotiated prices. The selling stockholders may distribute the shares of our common stock offered hereby from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling the shares offered hereby:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more block trades in which the broker-dealer will attempt to sell such shares as agent or principal of all of such shares held by the selling stockholder;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	put or call options transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	short sales;

●	agreements between broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock offered hereby to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock offered hereby or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock offered hereby in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock offered hereby short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock offered hereby to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock offered hereby and owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock offered hereby is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock offered hereby by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock offered hereby to engage in market-making activities with respect to the shares of common stock offered hereby. All of the foregoing may affect the marketability of the shares of common stock offered hereby and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock offered hereby.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

The shares of common stock may also be sold under Rule 144 under the Securities Act, or any other exemption from registration under the Securities Act, if available for a Selling Stockholder, rather than under this prospectus. Each selling stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares of common stock if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders also may transfer the shares of common stock offered hereby in other circumstances, in which case the transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus is a part effective at all times until the earlier of (a) the fifth anniversary of the effective date hereof; and (b) the date the selling stockholders no longer own any shares of common stock issuable upon the exercise of the June 2024 Warrants and July 2024 Warrants. The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Legal Matters

The validity of the securities offered by this prospectus have been passed upon for us by The Loev Law Firm, PC. David M. Loev, the President and sole owner of The Loev Law Firm, PC, beneficially owns less than 1% of the outstanding shares of our common stock.

Experts

The consolidated financial statements of Vertex Energy, Inc. and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023 and the effectiveness of internal control over financial reporting as of December 31, 2023, incorporated in this Prospectus by reference from Vertex Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as set forth in their reports thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The report of Ham, Langston & Brezina, L.L.P. dated March 6, 2024, on the effectiveness of internal control over financial reporting as of December 31, 2023, expressed an opinion that Vertex Energy, Inc. and its subsidiaries had not maintained effective internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.

The combined financial statements of Mobile Refinery and Logistics Assets as of December 31, 2021 and 2020, and for each of the years then ended appearing in Vertex Energy, Inc.’s Current Report on Form 8-K/A, filed with the SEC on June 15, 2022, have been audited by RSM US LLP, independent auditors, as set forth in their report thereon, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an experts in accounting and auditing.

Except as set forth under “Legal Matters”, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Where You Can Find More Information

We are a reporting company and file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the “Investor Relations,” “SEC Filings” page of our website at www.vertexenergy.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024, as amended by Amendment No. 1 thereto, filed with the SEC on May 17, 2024, including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024, as supplemented on May 24, 2024;
●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, as filed with the SEC on May 9, 2024, as amended by amendment No. 1 thereto, as filed with the SEC on May 17, 2024 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, as filed with the SEC on August 7, 2024;
●	Our Current Reports on Form 8-K and Form 8-K/A (as applicable) filed with the SEC on June 15, 2022; July 8, 2022; January 2, 2024; February 9, 2024; April 4, 2024; May 17, 2024; May 22, 2024; May 30, 2024; June 13, 2024; June 17, 2024; June 20, 2024; June 28, 2024; July 17, 2024; July 18, 2024 and July 30, 2024; and
●	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 12, 2013 (File No. 001-11476), as updated by the description of our common stock contained in Exhibit 4.5 to the Annual Report on Form 10-K for the year ended December 31, 2022, and as subsequently amended or updated.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may make a request for copies of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or by telephone. Requests should be directed to:

Vertex Energy, Inc.

1331 Gemini Street

Suite 250

Houston, Texas 77058

Attn: Chris Carlson, Secretary

chrisc@vertexenergy.com

Phone: (866) 660-8156

Fax: (281) 754-4185

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.vertexenergy.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses that have and will be paid by us in connection with the issuance and distribution of the securities being registered. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the selling stockholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

All amounts are estimates, except for the SEC registration fee:

Registration Fee Under the Securities Act of 1933	$351
Financial Printing and Miscellaneous Expenses (1)	$22,299
Accounting Fees and Expenses (1)	$12,350
Legal Fees and Expenses (1)	$65,000
Total	$100,000

(1)	Estimated.

Item 15.	Indemnification of Directors and Officers

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In addition, we have entered into separate indemnification agreements with our executive officers and directors. Such agreements require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We also intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and intend to maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 16.	Exhibits.

(a)	Exhibits.

			Incorporated by Reference
Exhibit Number	Description	Filed Herewith	Form	Exhibit	Filing Date	File No.
3.1	Restated Articles of Incorporation of Vertex Energy, Inc.		10-K	4.1	3/1/2023	001-11476
3.2	Second Amended and Restated Bylaws of Vertex Energy, Inc.		8-K	3.1	2/9/2024	001-11476
4.1	Indenture, dated as of November 1, 2021, by and between Vertex Energy, Inc. and U.S. Bank National Association, as Trustee.		8-K	4.1	11/2/2021	001-11476
4.2	Form of Global Note, representing Vertex Energy, Inc.’s 6.25% Convertible Senior Notes due 2027 (included as Exhibit A to the Indenture incorporated by reference as Exhibit 4.1).		8-K	4.2	11/2/2021	001-11476
4.3	Warrant Agreement, dated June 25, 2024, by and among Vertex Energy, Inc. and Continental Stock Transfer & Trust Company, as warrant agent		8-K/A	4.1	7/18/2024	001-11476
4.4	Warrant Agreement, dated July 24, 2024, by and among Vertex Energy, Inc. and Continental Stock Transfer & Trust Company, as warrant agent		8-K	4.1	7/30/2024	001-11476
4.4	Description of Securities of the Registrant		10-K	4.5	3/1/2023	001-11476
10.1#	Amendment Number Six to Loan and Security Agreement, dated June 25, 2024, by and among Vertex Refining Alabama LLC, as borrower, Vertex Energy, Inc., as parent and as a guarantor, certain direct and indirect subsidiaries of Vertex Energy, Inc., as guarantors, the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent for the lenders		8-K	10.1	6/28/2024	001-11476
10.2#	Amendment Number Seven to Loan and Security Agreement, dated July 24, 2024, by and among Vertex Refining Alabama LLC, as borrower, Vertex Energy, Inc., as parent and as a guarantor, certain direct and indirect subsidiaries of Vertex Energy, Inc., as guarantors, the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent for the lenders		8-K	10.1	7/30/2024	001-11476
10.3	Registration Rights Agreement, dated July 24, 2024, between Vertex Energy, Inc. and each of the Holders party thereto		8-K	10.2	7/30/2024	001-11476
5.1	Opinion of The Loev Law Firm, PC (included with this registration statement)*	X
23.1	Consent of Ham, Langston & Brezina, L.L.P.*	X
23.2	Consent of RSM US LLP*	X
23.3	Consent of The Loev Law Firm, PC (included in the opinion filed as Exhibit 5.1)*	X
24.1	Power of Attorney (included on signature page)*	X
107	Filing Fee Table*	X

* Filed herewith.

# Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

Item 17.	Undertakings

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (l)(ii) and (l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)      Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 12th day of August 2024.

VERTEX ENERGY, INC.

By:	/s/ Benjamin P. Cowart
Benjamin P. Cowart
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer
(Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benjamin P. Cowart and Chris Carlson, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Vertex Energy, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Benjamin P. Cowart	Chief Executive Officer	August 12, 2024
Benjamin P. Cowart	(Principal Executive Officer) and Chairman
/s/ Chris Carlson	Chief Financial Officer	August 12, 2024
Chris Carlson	(Principal Financial and Accounting Officer)
/s/ Dan Borgen	Director	August 12, 2024
Dan Borgen
/s/ Odeh Khoury	Director	August 12, 2024
Odeh Khoury

/s/ Timothy C. Harvey	Director	August 12, 2024
Timothy C. Harvey
/s/ Karen Maston	Director	August 12, 2024
Karen Maston